EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)1
(Form Type)

International Business Machines Corporation

IBM International Capital Pte. Ltd.
(Exact Name of Registrant as Specified in their respective Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Debt	4.700% Notes due 2026	457(r)	$600,000,000	99.876%	$599,256,000	.00014760	$88,450.19
	Debt	4.600% Notes due 2027	457(r)	$500,000,000	99.842%	$499,210,000	.00014760	$73,683.40
	Debt	4.600% Notes due 2029	457(r)	$500,000,000	99.854%	$499,270,000	.00014760	$73,692.25

1 Final Prospectus Supplement

	Debt	4.750% Notes due 2031	457(r)	$500,000,000	99.770%	$498,850,000	.00014760	$73,630.26
	Debt	4.900% Notes due 2034	457(r)	$1,000,000,000	99.750%	$997,500,000	.00014760	$147,231.00
	Debt	5.250% Notes due 2044	457(r)	$1,000,000,000	99.596%	$995,960,000	.00014760	$147,003.70
	Debt	5.300% Notes due 2054	457(r)	$1,400,000,000	99.435%	$1,392,090,000	.00014760	$205,472.48
	Other	Guarantee of IBM (1)	457(n)	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid (2)
	Total Offering Amounts					$5,482,136,000		$809,163.27
	Total Fees Previously Paid							$0
	Total Fee Offsets							$443,711.11
	Net Fee Due							$365,452.16(2)

(1)	International Business Machines Corporation (IBM) will fully and unconditionally guarantee the notes issued by IBM International Capital Pte. Ltd. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the Securities Act), no separate registration fee is required with respect to such guarantee.
(2)	A registration fee in the amount of $443,711.11 was previously paid (the 2024 IBM Shelf Registration Statement Previously Paid Fees) by the registrants in connection with the automatic shelf Registration Statement on Form S-3ASR (Registration Nos. 333- 276739, 333- 276739-01 and 333- 276739-02) filed on January 29, 2024 (the 2024 IBM Shelf Registration Statement). The 2024 IBM Shelf Registration Statement became effective on January 29, 2024. As detailed in the filing fees exhibit to the 2024 IBM Shelf Registration Statement, the 2024 IBM Shelf Registration Statement Previously Paid Fees were the result of the registrants’ application of $443,711.11 of unused registration fees previously paid in connection with the automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-262911) filed on February 22, 2022 (the 2022 IBM Shelf Registration Statement). The registrants have applied $0 of the 2024 IBM Shelf Registration Statement Previously Paid Fees to any amounts due prior to the filing of this prospectus supplement. As such, $443,711.11 of the 2024 IBM Shelf Registration Statement Previously Paid Fees remains unused and is being applied towards the registration fee for the securities offered herein. Accordingly, the registration fee owed in connection with this prospectus supplement is $365,452.16 and the amount of the 2024 IBM Shelf Registration Statement Previously Paid Fees after such application is $0.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Sources	IBM, IBM International Group Capital LLC and IBM International Capital Pte. Ltd.	S-3ASR	333-276739, 333-276739-01 and 333-276739-02		January 29, 2024						$443,711.11

(3)	The total of the historical fee offset claims against the registration fees of $1,710,091.24 paid at the time of filing the 2022 IBM Shelf Registration Statement was $1,266,380.13, resulting in $443,711.11 in registration fees paid at the time of filing the 2022 IBM Shelf Registration Statement remaining unused prior to the filing of the 2024 IBM Shelf Registration Statement. Pursuant to Rule 457(p) under the Securities Act, those unused fees were applied as payment of fees payable pursuant to the 2024 IBM Shelf Registration Statement under applicable prospectus supplements. As set forth in footnote (2), the 2024 IBM Shelf Registration Statement Previously Paid Fees are being applied towards the registration fee for the securities offered herein. After the filing of this prospectus supplement, $0 in such registration fees will remain unused. As detailed in the filing fees exhibit to the 2022 IBM Shelf Registration Statement, the 2022 IBM Shelf Registration Statement Previously Paid Fees were the result of the registrant’s application of $1,710,091.24 of unused registration fees previously paid in connection with the Registration Statement on Form S-3 (Registration No. 333-219724) of IBM Credit LLC, an indirect, wholly owned subsidiary of International Business Machines, filed on August 4, 2017 and declared effective on August 17, 2017, as payment of fees payable pursuant to the 2022 IBM Shelf Registration Statement under applicable prospectus supplements.